Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports Third Quarter Results

(Cincinnati; November 5, 2014) — Convergys Corporation (NYSE: CVG), a global leader in customer management, today announced its financial results for the third quarter of 2014.

Third Quarter Summary

•	Revenue of $750 million, up 44 percent compared with prior year;

•	Adjusted operating income of $63 million, up 69 percent compared with prior year; GAAP operating income of $42 million, up 34 percent compared with prior year;

•	Adjusted EBITDA of $97 million, up 55 percent compared with prior year;

•	Adjusted EPS from continuing operations of $0.42, compared with $0.30 in the prior year; GAAP EPS from continuing operations of $0.28, compared with $0.26 in the prior year;

•	Adjusted free cash flow of $75 million;

•	Returned $22 million to shareholders via dividend and share repurchase;

•	Updated 2014 business outlook includes raised guidance for adjusted EPS.

“We made good progress executing our plan in the third quarter with higher revenue, operating income, EBITDA and EPS,” said Andrea Ayers, president and CEO. “The Stream integration continued to go smoothly as we realized the anticipated contributions to revenue and profitability, and now expect synergies to exceed our original plan. We also had several new business wins during the quarter across the vertical markets we serve. Our clients seek strategic partners with global scale, comprehensive service capabilities and quality delivery to improve the customer experience which plays to our competitive strengths.”

Ayers continued, “Based on our strong cash flow generation, commitment to capital return and confidence in the business, we paid our $7 million dividend, repurchased $15 million of stock and are raising our EPS guidance for the full year.”

Third Quarter Results – Continuing Operations

Revenue – Revenue was $750 million, a 44 percent increase compared with $521 million in the same period last year. The increase in revenue included $247 million from the Stream acquisition.

Operating Income – Adjusted operating income was $63 million, a 69 percent increase compared with $38 million in the same period last year. Including acquisition and other impacts discussed below, GAAP operating income from continuing operations was $42 million, a 34 percent increase compared with $31 million in the same period last year.

Adjusted operating income margin was 8.4 percent, up 120 basis points compared with 7.2 percent in the same period last year.

Adjusted EBITDA – Adjusted EBITDA was $97 million, a 55 percent increase compared with $62 million in the same period last year. Adjusted EBITDA excludes acquisition and other impacts discussed below.

Adjusted EBITDA margin was 12.9 percent, up 100 basis points compared with 11.9 percent in the same period last year.

Net Income – Adjusted net income from continuing operations was $45 million, or $0.42 per diluted share, compared with $32 million, or $0.30 per diluted share, in the same period last year. Including acquisition and other impacts discussed below, GAAP net income from continuing operations was $30 million, or $0.28 per diluted share, compared with $28 million, or $0.26 per diluted share, in the same period last year.

Share Repurchase – Convergys repurchased 0.8 million shares in the third quarter at a cost of $15 million. To date in the fourth quarter the Company has repurchased 0.4 million shares at a cost of $7 million. The remaining authorization to purchase outstanding shares is $100 million.

Quarterly Dividend – Convergys paid a $0.07 per share quarterly dividend in October to holders of record at the close of business on September 19, 2014. The next dividend payment of $0.07 per share is scheduled to be made on January 9, 2015, to shareholders of record at the close of business on December 26, 2014.

Free Cash Flow – Adjusted free cash flow was $75 million, excluding the following acquisition-related items: collection of $15 million resulting from final working capital settlement and cash payments of $5 million resulting from integration activities. This compared with free cash flow of $60 million in the same period last year.

Net Debt – At September 30, 2014, cash and short term investments were $249 million, debt maturing in one year was $9 million, and long term debt was $404 million. Net debt totaled $164 million at September 30, 2014, compared with $229 million at June 30, 2014, and net cash and short term investments of $591 million at the end of the third quarter last year.

Acquisition and Other Impacts – GAAP third-quarter 2014 results include acquisition-related impacts consisting of $7 million amortization expense for acquired intangible assets, $6 million depreciation expense related to the fair value write-up of acquired property and equipment and $5 million integration expenses. Third-quarter 2014 GAAP results also include a $3 million non-cash pension settlement charge. Prior year third-quarter 2013 GAAP results included $5 million corporate simplification impacts and $1 million intangible amortization.

Reconciliation tables of GAAP to non-GAAP results are attached.

2014 Business Outlook

Based on the Company’s year-to-date performance and outlook for the fourth quarter Convergys now expects:

•	Revenue to approximate $2.85 billion;

•	Adjusted EBITDA to approximate $355 million;

•	Adjusted effective tax rate to approximate 23 percent;

•	Diluted shares outstanding to approximate 106 million;

•	Adjusted EPS to approximate $1.52.

Not included in this outlook are acquisition-related impacts such as transaction costs, integration costs, intangible amortization and depreciation related to the fair value write-up of acquired property and equipment, and tax expense associated with cash repatriation. Also not included are impacts from prior real estate transactions, non-cash pension settlement charges or any future share repurchase activities.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our failure to successfully acquire and integrate businesses; (iv) our inability to protect personally identifiable data against unauthorized access or unintended release; (v) our inability to maintain and upgrade our technology and network equipment in a timely manner; (vi) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vii) the failure to meet expectations regarding the tax treatment of acquired or divested businesses; (viii) adverse effects of litigation and other commitments and contingencies and (ix) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain unusual, non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s stock, to pay dividends, and to repay the Company’s debt obligations. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its Third Quarter Financial Results webcast presentation at 9:00 a.m., Eastern time, Thursday, November 6. It will feature its President and CEO Andrea Ayers and CFO Andre Valentine. The webcast presentation will take place live and will then be available for replay at this link—http://tinyurl.com/3Q2014ConferenceCall. This link will replay the webcast presentation through December 5. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

About Convergys

Convergys delivers consistent, quality customer experiences in 47 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, 125,000-strong in 31 countries around the world. Visit www.convergys.com to learn more about us.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months			For the Nine Months
	Ended September 30,		%	Ended September 30,		%
(In millions except per share amounts)	2014	2013	Change	2014	2013	Change
Revenues:
Communications	424.2	314.4	35	1,173.2	908.3	29
Technology	144.9	52.2	NM	377.2	144.4	NM
Financial Services	49.4	43.0	15	151.2	134.6	12
Other	131.0	111.4	18	390.0	331.5	18

Total Revenues	$749.5	$521.0	44	$2,091.6	$1,518.8	38
Costs and Expenses:
Cost of Providing Services and Products Sold	476.1	341.0	40	1,327.4	986.5	35
Selling, General and Administrative	177.5	118.4	50	499.1	352.9	41
Research and Development Costs	1.9	2.0	(5)	5.7	6.3	(10)
Depreciation	38.8	22.2	75	104.8	64.3	63
Amortization	7.3	1.4	NM	17.6	4.0	NM
Restructuring Charges	0.5	4.3	(88)	2.2	5.4	(59)
Loss (gain) on sale of real estate	—	0.4	(100)	(1.6)	1.5	NM
Transaction and Integration Costs	5.4	—	NM	35.5	—	NM

Total Costs and Expenses	707.5	489.7	44	1,990.7	1,420.9	40

Operating Income	42.0	31.3	34	100.9	97.9	3
Other Income (Expense), net	0.3	2.5	(88)	(1.6)	4.8	NM
Interest Expense	(5.9)	(2.9)	NM	(15.6)	(8.7)	79

Income Before Income Taxes and Discontinued Operations	36.4	30.9	18	83.7	94.0	(11)
Income Tax Expense	6.4	2.7	NM	15.2	13.6	12

Income from Continuing Operations, net of tax	30.0	28.2	6	68.5	80.4	(15)
Income from Discontinued Operations, net of tax benefit of $2.8 and $4.6, for the three months ended September 30, 2014 and 2013, respectively and $2.7 and $8.6 for the nine months ended September 30, 2014 and 2013, respectively.	2.8	5.7	(51)	3.2	2.0	60

Net Income	$32.8	$33.9	(3)	$71.7	$82.4	(13)

Basic Earnings Per Common Share
Continuing Operations	$0.30	$0.27		$0.68	$0.77
Discontinued Operations	$0.03	$0.06		$0.03	$0.02

Net Basic Earnings Per Common Share	$0.33	$0.33		$0.71	$0.79

Diluted Earnings Per Common Share
Continuing Operations	$0.28	$0.26		$0.65	$0.74
Discontinued Operations	$0.03	$0.05		$0.03	$0.02

Net Diluted Earnings Per Common Share	$0.31	$0.31		$0.68	$0.76

Weighted Average Common Shares Outstanding
Basic	100.7	103.0		101.0	104.1
Diluted	105.2	107.9		105.7	109.1
Market Price Per Share
High	$21.96	$19.91		$24.43	$19.91
Low	$17.69	$17.16		$17.69	$15.05
Close	$17.82	$18.75		$17.82	$18.75

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended September 30,
	2014	2013
Revenue	$749.5	$521.0
Operating income as reported under U.S. GAAP	$42.0	$31.3
Operating Margin	5.6%	6.0%
Net pension and other post employment benefit plan charges (a)	2.9	4.4
Loss on sale of real estate (b)	—	0.4
Depreciation of property & equipment write-up (c)	5.7	—
Amortization of acquired intangible assets (d)	7.3	1.4
Integration related expenses (e)	5.4	—

Total charges	21.3	6.2

Adjusted operating income (a non-GAAP measure)	$63.3	$37.5

Adjusted Operating Margin	8.4%	7.2%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$36.4	$30.9
Total operating charges from above	21.3	6.2

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$57.7	$37.1

Income from continuing operations, net of tax, as reported under U.S. GAAP	$30.0	$28.2
Total operating charges from above, net of tax	14.7	4.0

Adjusted net income from continuing operations, net of tax (a non-GAAP measure)	$44.7	$32.2

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.28	$0.26
Net impact of total charges included in continuing operations	0.14	0.04

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.42	$0.30

(a)	During the three months ended September 30, 2014 and 2013, the Company recorded pension plan settlement charges of $2.9 and $4.4, respectively, due to a high level of lump-sum payouts.
(b)	During the three months ended September 30, 2013, the Company recorded an impairment charge of $0.4 related to its completion of the sale of certain real estate assets.
(c)	During the three months ended September 30, 2014, the Company recorded $5.7 of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(d)	During the three months ended September 30, 2014 and 2013, the Company recorded amortization expense of $7.3 and $1.4, respectively, related to acquired intangible assets.
(e)	During the three months ended September 30, 2014, the Company recorded $5.4 of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to severance expense and third-party consulting services.

Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Nine Months Ended September 30,
	2014	2013
Revenue	$2,091.6	$1,518.8
Operating income as reported under U.S. GAAP	$100.9	$97.9
Operating Margin	4.8%	6.4%
Net pension and other post employment benefit plan charges (a)	2.9	11.9
(Gain) loss on sale of real estate (b)	(1.6)	1.5
Depreciation of property & equipment write-up (c)	13.4	—
Amortization of acquired intangible assets (d)	17.6	4.0
Transaction related expenses (e)	14.7	—
Integration related expenses (f)	20.8	—

Total charges	67.8	17.4

Adjusted operating income (a non-GAAP measure)	$168.7	$115.3

Adjusted Operating Margin	8.1%	7.6%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$83.7	$94.0
Total operating charges from above	67.8	17.4

Total charges	67.8	17.4

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$151.5	$111.4

Income from continuing operations, net of tax, as reported under U.S. GAAP	$68.5	$80.4
Total operating charges from above, net of tax	47.6	9.4
Adjustment for state tax rate changes (g)	0.4	—
Tax benefit related to unremitted foreign earnings(h)	(1.5)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$115.0	$89.8

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.65	$0.74
Net impact of total charges included in continuing operations	0.44	0.08

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$1.09	$0.82

(a)	During the nine months ended September 30, 2014 and 2013, the Company recorded pension plan settlement charges of $2.9 and $11.9, respectively, due to a high level of lump-sum payouts.
(b)	During the nine months ended September 30, 2014, the Company recorded a gain of $1.6 resulting from the settlement of a contingency related to a previous real estate sale. During the nine months ended September 30, 2013, the Company recorded an impairment charge of $1.5 to reduce the carrying value of certain real estate assets to estimated fair value less cost to sell.
(c)	During the nine months ended September 30, 2014, the Company recorded $13.4 of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(d)	During the nine months ended September 30, 2014 and 2013, the Company recorded amortization expense of $17.6 and $4.0, respectively, related to acquired intangible assets.
(e)	During the nine months ended September 30, 2014, the Company recorded $14.7 of transaction expenses associated with its acquisition of Stream, related to fees paid for third-party consulting services.
(f)	During the nine months ended September 30, 2014, the Company recorded $20.8 of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to severance expense and third-party consulting services.
(g)	During the nine months ended September 30, 2014, the Company recorded a one-time charge resulting from changes in the Company’s state tax rate applicable to deferred tax assets and liabilities. This change in rate resulted from the combination of the Convergys and Stream operations.
(h)	During the fourth quarter of 2013, the Company recognized tax expense of $46.4 to record the deferred tax liability associated with a change in classification for a portion of undistributed earnings of the Company’s foreign subsidiaries. During the nine months ended September 30, 2014, the Company recognized a $1.5 tax benefit for the difference between the tax previously accrued on foreign earnings and the current estimate as of September 30, 2014.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months			For the Nine Months
	Ended September 30,		%	Ended September 30,		%
(In millions)	2014	2013	Change	2014	2013	Change
Income from Continuing Operations, net of tax	$30.0	$28.2	6	$68.5	$80.4	(15)
Depreciation and Amortization	46.1	23.6	95	122.4	68.3	79
Interest expense	5.9	2.9	NM	15.6	8.7	79
Income tax expense	6.4	2.7	NM	15.2	13.6	12

EBITDA (a non-GAAP measure)	$88.4	$57.4	54	$221.7	$171.0	30
(Gain) loss on sale of real estate	—	0.4	(100)	(1.6)	1.5	NM
Net pension and other post employment benefit plan charges	2.9	4.4	(34)	2.9	11.9	(76)
Transaction related expenses	—	—	NM	14.7	—	NM
Integration related expenses	5.4	—	NM	20.8	—	NM

Adjusted EBITDA (a non-GAAP measure)	$96.7	$62.2	55	$258.5	$184.4	40

EBITDA Margin	11.8%	11.0%		10.6%	11.3%
Adjusted EBITDA Margin	12.9%	11.9%		12.4%	12.1%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	September 30,	Dec. 31,
(In millions)	2014	2013
Assets
Cash and Cash Equivalents	$228.6	$580.8
Short Term Investments	19.9	82.9
Receivables—Net	499.1	319.8
Other Current Assets	144.2	76.9
Property and Equipment—Net	376.5	246.4
Other Assets	1,282.8	649.9

Total Assets	$2,551.1	$1,956.7

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$9.2	$0.9
Other Current Liabilities	414.5	291.7
Other Liabilities	432.8	314.3
Long-Term Debt	403.5	60.2
Convertible Debentures Conversion Feature	64.6	65.5
Common Shareholders’ Equity	1,226.5	1,224.1

Total Liabilities and Shareholders’ Equity	$2,551.1	$1,956.7

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2014	2013	2014	2013
Net cash provided by operating activities	$115.7	$76.6	$207.4	$149.3
Capital expenditures	(30.2)	(16.9)	(86.5)	(43.2)

Free cash flow (a non-GAAP measure)	85.5	59.7	$120.9	$106.1
Stream acquisition—cash paid for transaction and integration related expenses (a)	4.7	—	34.1	—
Stream acquisition—cash received from escrow associated with the working capital settlement (a)	(15.0)	—	—	—
Cash paid for taxes related to repatriation of non-U.S. cash to partially fund the Stream acquisition (a)	—	—	27.4	—

Adjusted free cash flow (a non-GAAP measure)	$75.2	$59.7	$182.4	$106.1

(a)	Since these payments were associated with investment activity, we have excluded these amounts from our adjusted free cash flow calculation.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2014	2013	2014	2013
Net cash provided by operating activities	$115.7	$76.6	$207.4	$149.3
Net cash used in investing activities	(35.5)	(23.9)	(827.6)	(60.4)
Net cash (used in) provided by financing activities	(35.0)	(42.0)	268.0	(117.7)

Net increase (decrease) in cash	$45.2	$10.7	$(352.2)	$(28.8)